                                              PARTICIPATION AGREEMENT

                                                   BY AND AMONG

                                          THRIVENT LIFE INSURANCE COMPANY

                                                        AND

                                               LB SERIES FUND, INC.,
                                              DATED DECEMBER 15, 2003

                                                 TABLE OF CONTENTS

                                              PARTICIPATION AGREEMENT

This  PARTICIPATION  AGREEMENT,  is made and  entered  into as of this  15th day of  December,  2003,  by and among
THRIVENT LIFE INSURANCE  COMPANY  ("Thrivent  Life"),  on its own behalf and on behalf of each separate  account of
THRIVENT  LIFE named in Exhibit A to this  Agreement  (the  "ACCOUNTS"),  and LB SERIES FUND,  INC.  (the  "FUND"),
(collectively the "Parties").

WITNESSETH:

WHEREAS,  THRIVENT LIFE is a corporation  stock life  insurance  company  organized  under the laws of the State of
Minnesota engaged in the writing of variable products, and serves as sponsor and depositor of the ACCOUNTS ;

WHEREAS,  the ACCOUNTS are legally segregated asset accounts of THRIVENT LIFE,  established pursuant to the laws of the State of Minnesota,  with several subaccounts (the "Subaccounts"),  for the purpose of funding certain variable universal life insurance contracts and variable annuity contracts (collectively the "Contracts");

WHEREAS,  the FUND,  is  registered  with the  Securities  and  Exchange  Commission  (the  "SEC"),  as an open-end management  investment  company  under the  Investment  Company  Act of 1940 (the "1940  Act"),  and its shares are registered with the SEC under the Securities Act of 1933 (the "1933 Act");

WHEREAS, the FUND is a series company,  meaning its Board of Directors may designate various series  ("Portfolios")
into which the FUND's  authorized  shares are to be divided from time to time, with each such Portfolio  consisting of a specific  number of the FUND's  authorized  shares,  representing  an  interest  in a  separate  portfolio  of securities and other assets, and having its own investment objectives, policies and restrictions;

WHEREAS,  to the extent  permitted by  applicable  insurance,  tax and other laws and  regulations,  THRIVENT  LIFE intends to purchase  shares in the FUND on behalf of the  ACCOUNTS to fund the  Contracts  or on its own behalf for related  purposes,  and the FUND is  authorized  to sell such shares to the  ACCOUNTS  and to THRIVENT  LIFE at net asset value;

NOW,  THEREFORE,  in  consideration  of the  covenants and mutual  promises  contained  herein,  and other good and valuable  consideration,  the receipt and legal sufficiency of which are hereby  acknowledged,  and intending to be legally bound hereby, the Parties agree as follows:

1.  Sale of FUND Shares

    A.   The Contracts  funded  through the ACCOUNTS  will provide for the  allocation of net amounts among certain
         Subaccounts  for  investment  in such shares of the  Portfolios as may be offered from time to time in the prospectus of the ACCOUNTS for the  Contracts.  The selection of the  particular  Subaccount is to be made by the Contract owner, and such selection may be changed in accordance with the terms of the Contracts.

    B.   The FUND will sell to THRIVENT  LIFE those shares of each  available  Portfolio  that THRIVENT LIFE orders based on  transactions  under  Contracts,  effecting such orders on a daily basis at the  Portfolio's  net asset value per share next computed as provided in the FUND prospectus.

    C.   The Board of  Directors of the FUND (the  "Board") may refuse to sell shares of any  Portfolio to THRIVENT
         LIFE, or suspend or terminate the offering of shares of any  Portfolio,  if such action is required by law or by regulatory  authorities  having  jurisdiction or is, in the sole discretion of the Board,  acting in good faith and in light of their fiduciary duties under federal and any applicable  state laws,  necessary in the best interests of the shareholders of the FUND.

    D.   The FUND agrees that its shares will be sold only to: (a) THRIVENT  LIFE,  on its own behalf and on behalf of  separate  accounts  that it  establishes  from time to time and  maintains  to fund  variable  annuity contracts and variable life  insurance  contracts of THRIVENT LIFE,  including the ACCOUNTS;  (b) Thrivent
         Financial  for Lutherans or other life  insurance  companies,  whether  affiliated  or  unaffiliated  with
         THRIVENT  LIFE,  on behalf of separate  accounts  funding  variable  annuity  contracts  and variable life insurance  contracts of such other insurance  companies;  and (c) qualified  pension or retirement  plans, whether for the benefit of employees of Thrivent  Financial  for  Lutherans  and/or its  affiliates or for the benefit of unaffiliated  entities ("Qualified Plans").  THRIVENT LIFE separate accounts (including the
         ACCOUNTS)  and separate  accounts of other life  insurance  companies  eligible to purchase  shares of the
         FUND are referred to in this  Agreement as "Separate  Accounts." No shares of any  Portfolio  will be sold to the  general  public or to any life  insurance  company  (on its own  behalf,  as opposed to a Separate
         Account maintained by such other insurance company) other than THRIVENT LIFE.

    E.   The FUND will redeem for cash from THRIVENT LIFE those full or fractional  shares of each  Portfolio  that
         THRIVENT LIFE requests based on  transactions  under  Contracts,  effecting such requests on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

    F.   Issuance  and  transfer  of the FUND's  shares  will be by book entry only.  Stock  Contracts  will not be issued to  THRIVENT  LIFE.  Shares  ordered  from the FUND will be recorded  in an  appropriate  title for
         THRIVENT LIFE.

    G.   The FUND shall  furnish  notice  promptly  to  THRIVENT  LIFE of any  income,  dividends  or capital  gain distributions  payable on the shares of any  Portfolio.  THRIVENT  LIFE hereby  elects to receive all such income,  dividends and capital gain  distributions  as are payable on FUND shares in additional  shares of that  Portfolio.  THRIVENT LIFE reserves the right to revoke this election and to receive all such income, dividends and capital gain  distributions  in cash.  The FUND shall notify  THRIVENT LIFE of the number of shares so issued as payment of such income, dividends and distributions.

    H.   The FUND shall make the net asset  value per share for each  Portfolio  available  to  THRIVENT  LIFE on a daily basis, as soon as reasonably practical after the net asset value per share is calculated.

    I.   The FUND may establish  additional  Portfolios to provide additional  funding media for the Contracts,  or delete,  combine,  or modify  existing  Portfolios.  The shares of any  additional  Portfolio  may be made available  to the  ACCOUNTS  by the FUND,  pursuant  to the terms of this  Agreement,  and any  applicable reference  to any  Portfolio,  the  FUND or its  shares  herein  shall  include  a  reference  to any such
         Portfolio.

2.  Representations and Warranties

    A.   THRIVENT LIFE  represents  and warrants that  interests in the ACCOUNTS under the Contracts are or will be registered  under the 1933 Act to the extent  required by the 1933 Act, that the Contracts  will be issued and sold in compliance in all material  respects with all  applicable  federal and state laws and that the sale of the Contracts  will comply in all material  respects with state  insurance and federal  securities law  suitability  requirements.  THRIVENT  LIFE further  represents  and warrants that it is a corporation stock  life  insurance  company  organized  under the laws of the State of  Minnesota  and  engaged in the writing of life  insurance,  annuity  contracts,  and other  insurance  products;  that it has legally and validly  established its ACCOUNTS as segregated asset accounts under Minnesota  insurance law; and that it has registered or will register the ACCOUNTS as unit  investment  trusts in accordance with the provisions of the 1940 Act to serve as segregated  investment  accounts for the Contracts,  to the extent required by the 1940 Act.

    B.   THRIVENT LIFE  represents  and warrants  that any  interests in the ACCOUNTS  being offered for sale under the Contracts are or will be  registered  under the 1933 Act to the extent  required by the 1933 Act, that the Contracts will be issued and sold in compliance in all material  respects with all applicable  federal and state  laws,  and that the sale of the  Contracts  will  comply in all  material  respects  with state insurance  law,  and  federal  securities  laws,  including  the  rules  of the  National  Association  of
         Securities Dealers, Inc. ("NASD").

    C.   The  FUND  represents  and  warrants  that its  shares  sold  pursuant  to this  Agreement  are or will be registered  under the 1933 Act to the extent  required by the 1933 Act, duly  authorized  for issuance and sold in compliance  with the laws of the state of Minnesota and all  applicable  federal  securities  laws and that the FUND is or will be  registered  under the 1940 Act to the  extent  required  by the 1940 Act.
         The FUND  will  amend the  registration  statement  for its  shares  under  the 1933  Act,  as well as its registration  statement under the 1940 Act, as required in order to effect the continuous  offering of its shares.  The FUND will register or qualify the shares for sale in accordance  with the laws of the various states only if and to the extent deemed advisable by the FUND.

    D.   THRIVENT LIFE  represents and warrants that its Contracts are currently  treated as annuity  contracts and universal life insurance  contracts  under  applicable  provisions of the Code and that it will make every effort to maintain such treatment.

    E.   The FUND  represents  and warrants  that each of its  Portfolios  will  qualify as a regulated  investment company under  Subchapter M of the Code and that the  investments  of each of its  Portfolios  will comply with the diversification  requirements of Section 817(h) of the Code and the regulations  thereunder,  and that it will notify  THRIVENT LIFE  immediately  upon having a reasonable  basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.  Prospectus and Proxy Statements: Voting

    A.   The FUND will  provide such  documentation  (including  a final copy of any new  prospectus,  statement of additional  information  ("SAI") or supplement) and other  assistance as is reasonably  necessary in order for  THRIVENT  LIFE or its  designee  to  timely  distribute  the  current  FUND  prospectus,  SAI and any supplement thereto.

    B.   The FUND  will  provide  such  documentation  (including  a final  copy of any proxy  material,  report to shareholders,  and other  communication to shareholders)  and other assistance as is reasonably  necessary for THRIVENT LIFE or its designee to timely  distribute the proxy material,  report to  shareholders,  and other  communication  (such printing and  distribution  to be the FUND's  expense,  as provided in Section
         5.1).

    C.   To the extent required by law, THRIVENT LIFE shall:

         1.   solicit voting instructions from Contract owners;

         2.   vote Portfolio shares in accordance with instructions received from Contract owners;

         3.   vote  Portfolio  shares for which no  instructions  have been received,  as well as Portfolio  shares attributable  to THRIVENT LIFE other than under  Contracts,  in the same proportion as shares of such
              Portfolio  for which  instructions  have been  received,  so long as and to the  extent  that the SEC continues  to  interpret  the 1940 Act to  require  pass-through  voting  privileges.  THRIVENT  LIFE reserves  the right to vote  Portfolio  shares held in any  segregated  asset  accounts or in general accounts in its own right, to the extent permitted by law.

    D.   The FUND  reserves the right to take all actions,  including but not limited to the  dissolution,  merger, and sale of all assets of the FUND solely  upon the  authorization  of its Board  and/or  shareholders  as required by the 1940 Act.

4.  Sales Material and Information

    A.   THRIVENT  LIFE and the FUND will cause to be  furnished  to each other each piece of sales  literature  or other  promotional  material in which the FUND or THRIVENT LIFE is named, at least three (3) days prior to its intended use.

    B.   Neither THRIVENT LIFE nor the FUND will give any information or make any  representation or statement,  or cause such information to be given or  representation  to be made, on behalf of the PARTIES other than the information or representations contained in the registration statements,  prospectuses,  and SAIs for FUND and the Accounts, as such registration statements,  prospectuses,  and SAIs may be amended or supplemented from time to time, or in reports or proxy  materials for the FUND or ACCOUNTS,  or in sales  literature or other promotional  material  approved by the FUND or its designee,  except with the permission of the FUND or its designee.

5.  Fees and Expenses

    A.   The FUND will pay all expenses  incident to the FUND's  performance  under this Agreement.  In addition to the  investment  advisory  fee,  each  Portfolio  will  bear all of its  operating  expenses  that are not specifically  assumed by THRIVENT  LIFE,  including the  following:  (i) interest and taxes (ii) brokerage commissions;  (iii) insurance  premiums;  (iv)  compensation  and expenses for those Directors who are not
         "interested"  persons under Section  2(a)(19) of the Act; (v) independent  legal and audit expenses;  (vi)
         fees and  expenses  of the FUND's  custodian,  shareholder  servicing  or  transfer  agent and  accounting services  agent;  (vii) expenses  incident to the issuance of its shares,  or  reinvestment  of dividends;
         (viii) fees and expenses  incident to the registration  under Federal or state securities laws of the FUND or its shares; (ix) FUND or portfolio  organizational  expenses; (x) FUND expenses of preparing,  printing and mailing  reports and notices,  proxy material and  prospectuses  to shareholders of the FUND; (xi) all other expenses  incidental to holding  meetings of the FUND's  shareholders;  (xii) dues or assessments of or  contributions  to the Investment  Company  Institute or any successor or other  industry  association;
         (xiii) such non-recurring  expenses as may arise,  including  litigation  affecting the FUND and the legal obligations  which the FUND may have to indemnify its officers and  Directors  with respect  thereto;  and
         (xiv) cost of daily valuation of each of the Portfolio's securities and net asset value per share.

    B.   THRIVENT LIFE will pay all expenses  incident to THRIVENT  LIFE's  performance  under this  Agreement.  In addition,  THRIVENT LIFE will bear the expenses of printing and  distributing  to its Contract  owners the
         FUND proxy  materials,  proxy  cards and voting  instruction  forms  (collectively  "proxy  information"), tabulating the results of proxy  solicitations  to its Contract  owners,  printing and distributing to its
         Contract owners the FUND prospectus,  SAI, supplement,  proxy material, report to shareholders,  and other communication to shareholders, and any expenses associated with administration of its Contracts.

6.  Diversification

    A.   The FUND will make every  effort to be invested in such a manner as to ensure that the  Contracts  will be treated as variable  life  insurance  contracts  and  variable  annuity  contracts  under the Code and the regulations  thereunder  insofar as such investment is required for such treatment.  Without  limiting the scope of the  foregoing,  the FUND will at all times comply with  Section  817(h) of the Code and Treasury
         Regulations  Section  1.817-5  relating  to  the   diversification   requirements  for  variable  annuity,
         endowment,  or life  insurance  contracts  and any  amendments or other  modifications  to such Section or
         Regulations.

7.  Monitoring for Material Irreconcilable Conflicts

    A.   The FUND's Board of  Directors  will  monitor the FUND for the  existence  of any material  irreconcilable conflict between and among the interests of the  Contractholders  of the Separate Accounts  (including the
         ACCOUNTS)  investing  in the FUND and the  participants  of any of the  Qualified  Plans  investing in the
         FUND.  A material  irreconcilable  conflict may arise for a variety of reasons,  including:  (a) action by any state insurance regulatory  authority;  (b) a change in applicable federal or state insurance,  tax or securities  laws or  regulations,  or a public ruling,  private letter ruling,  no-action or  interpretive
         letter,  or  any  similar  action  by  insurance,  tax  or  securities  regulatory  authorities;   (c)  an
         administrative  or judicial  decision in any relevant  proceeding;  (d) the manner in which the investment of the FUND are  being  managed;  (e) a  difference  in  voting  instructions  given by  variable  annuity
         Contract  owners,  variable life insurance  Contract  owners,  and trustees of the Qualified  Plans; (f) a decision by THRIVENT  LIFE or another life  insurance  company to  disregard  the voting  instructions  of
         Contract  owners in one or more Separate  Accounts;  or (g) if applicable,  a decision by the trustee of a
         Qualified  Plan to  disregard  the voting  instructions  of the  participants  of such  Qualified  Plan. A determination  by the  FUND's  Board  that a  material  irreconcilable  conflict  exists  will  be a final determination.

    B.   If it is determined by a majority of the FUND's Board,  or by a majority of its  disinterested  directors, that a material  irreconcilable  conflict exists,  the FUND promptly shall notify THRIVENT LIFE in writing of any  determination  by the FUND's Board as to the existence of a material  irreconcilable  conflict and its  implications.  THRIVENT  LIFE (on behalf of the  ACCOUNTS)  shall,  at its  expense and to the extent reasonably  practicable  (as determined by a majority of the  disinterested  directors of the FUND),  take whatever  steps are  necessary to remedy or eliminate  the material  irreconcilable  conflict.  Such steps could include:  (a) withdrawing  the assets  allocable to some or all of the ACCOUNTS from the FUND or any
         Portfolio of the FUND and reinvesting  such assets in a different  investment  medium,  including  another portfolio of the FUND; (b) submitting  the question as to whether such  segregation  should be implemented to a vote of all affected  Contract owners and, as appropriate,  segregating the assets of any appropriate
         (i.e.,  variable  annuity  Contract  owners or variable life insurance  Contract  owners of one or more of
         THRIVENT LIFE and any other insurance  companies with Separate Accounts  investing in the FUND) that votes in favor of such  segregation,  or  offering  to the  affected  Contract  owners the option of making such change; or (c) establishing a new registered  management  investment  company or managed separate account.
         If a material  irreconcilable  conflict arises because of a decision by THRIVENT LIFE to disregard  voting instructions  of owners of  Contracts  in one or more of the  ACCOUNTS,  and that  decision  represents  a minority  position or would preclude a majority vote with respect to the vote being taken by  shareholders of the FUND,  then THRIVENT LIFE shall,  at the election and direction of the FUND's Board,  withdraw each affected  ACCOUNT's  investment in the FUND (but no charge or penalty shall be imposed as a result of such withdrawal).

    C.   THRIVENT LIFE is  responsible,  to the extent  permitted by applicable  law, for taking remedial action on
         behalf  of  the  affected   ACCOUNT(s)  in  the  event  that  the  FUND's  Board   determines  a  material
         irreconcilable  conflict exists.  THRIVENT LIFE will take remedial action only as it pertains to assets of the affected  ACCOUNT(s) and in accordance  with its fiduciary  responsibility  to Contract owners in such affected  ACCOUNT(s).  THRIVENT LIFE, as the sponsor of the affected  ACCOUNT(s),  will be responsible for the cost of any such remedial  action.  For the purpose of this Section,  a majority of the  disinterested members of the FUND's Board will  determine  whether or not any proposed  action  adequately  remedies any material  irreconcilable  conflict.  In no event  shall the FUND,  or  THRIVENT  LIFE in its  capacity  as advisor to the FUND,  be required to establish a Portfolio  or new funding  medium for any Contract or any
         ACCOUNT.  Nor, in its capacity as sponsor of any ACCOUNT,  shall  THRIVENT LIFE be required to establish a new funding  medium for any  Contract or any ACCOUNT if any offer to do so has been  declined by a vote of a majority of the  Contract  owners  materially  and  adversely  affected by the  material  irreconcilable conflict.

    D.   All reports of potential  or existing  conflicts  received by the FUND's Board and all Board  actions with regard to or determining the existence of a conflict of interest,  notifying  THRIVENT LIFE of a conflict, and determining whether any proposed action adequately  remedies a conflict,  will be properly recorded in the minutes of the FUND's Board or other  appropriate  records,  and such minutes or other records will be made available to the SEC upon request.

    E.   The FUND will disclose in its prospectus  that (a) shares of the FUND may be offered to Separate  Accounts and  Qualified  Plans;  (b) material  irreconcilable  conflicts  may arise between the interest of various
         Contract  owners  investing in the Separate  Accounts and the interests of  participants  in the Qualified
         Plans  investing  in the FUND;  and (c) the FUND's  Board will  monitor  events in order to  identify  the existence  of any material  conflict and  determine  what action,  if any,  should be taken in response to such material irreconcilable conflict.

    F.   No less than annually,  THRIVENT LIFE will submit to the FUND's Board such reports,  materials and data as the Board may  reasonably  request  so that the Board  may  carry  out fully its  obligations  under  this
         Section.  Such reports,  materials and data will be submitted more frequently if deemed appropriate by the
         FUND's Board.  In any event,  THRIVENT LIFE will promptly notify the FUND's Board in writing if it becomes aware of any facts or  circumstances  that could give rise to a material  irreconcilable  conflict between the  interests  of  various  Contract  owners  in  the  ACCOUNTS  and  the  interests  of  Qualified  Plan participants  investing  in the FUND.  All reports  submitted  to the FUND's  Board under this Section 7.7 shall include all information  reasonably  necessary for the Board to consider the conflict issues raised.
         In this  regard,  THRIVENT  LIFE  promptly  shall  notify  the FUND's  Board  whenever  THRIVENT  LIFE has determined  to disregard  voting  instructions  of the  Contract  owners of any  ACCOUNT(s)  on any matter submitted to a vote of shareholders of the FUND.

8.  Indemnification

    A.   Indemnification by THRIVENT LIFE

         1.   THRIVENT  LIFE will  indemnify and hold harmless the FUND and each of its  Directors,  officers,  and employees  and each  person,  if any,  who  controls the FUND within the meaning of Section 15 of the
              1933 Act (collectively,  the "Indemnified  Parties" for purposes of this Section 8.1) against any and all losses,  claims,  damages,  liabilities  (including  amounts paid in settlement  with the written consent  of  THRIVENT  LIFE) or  litigation  (including  legal  and  other  expenses),  to which  the
              Indemnified  Parties may become  subject under any statute,  regulation,  at common law or otherwise, and which:

              (a) arise out of or are based upon any failure by  THRIVENT  LIFE to perform the duties or assume the general business  responsibilities of THRIVENT LIFE with respect to the design,  drafting,  state approvals,  issuance,  servicing and  administration  of the Contracts,  or the establishment and maintenance of the ACCOUNTS; or

              (b) arise  out of or are based  upon any  untrue  statements  or  alleged  untrue  statements  of any material fact contained in the registration statement,  prospectus,  or SAI for the Contracts, or the  ACCOUNTS,  or  contained in the  Contracts or sales  literature  for the  Contracts  (or any amendment  or  supplement  to any of the  foregoing),  or  arise  out of or are  based  upon  the omission or the alleged  omission to state therein a material fact required to be stated  therein or necessary to make the  statements  therein not  misleading,  provided  that this  Agreement to indemnify  will not apply as to any  Indemnified  Party if such  statement  or  omission  or such alleged  statement  or omission  was made in reliance  upon and in  conformity  with  information furnished  in writing to  THRIVENT  LIFE by or on behalf of the FUND for use in the  registration statement,  prospectus,  or SAI for the  Contracts or the  ACCOUNTS or in the  Contracts or sales literature (or any amendment or  supplement) or otherwise for use in connection  with the sale of the Contracts or FUND shares; or

              (c) arise  out of or  are  based  upon  statements  or  representations  (other  than  statements  or representations  contained in the registration  statement,  prospectus,  SAI, or sales literature of the FUND not supplied by THRIVENT  LIFE, or persons under its control) or wrongful  conduct of
                  THRIVENT  LIFE or persons  under its control,  or failure to  supervise  persons  under  THRIVENT
                  LIFE's control or entities or individuals  with which  THRIVENT LIFE  contracts,  with respect to the sale or distribution of the Contracts or FUND shares; or

              (d) arise out of any untrue  statement or alleged untrue  statement of a material fact contained in a registration statement,  prospectus,  or sales literature of the FUND or any amendment thereof or supplement  thereto  or the  omission  or  alleged  omission  to state  therein a  material  fact required to be stated  therein or  necessary to make the  statements  therein not  misleading  if such a statement or omission was made in reliance  upon  information  furnished in writing to the
                  FUND by or on behalf of THRIVENT LIFE; or

              (e) arise out of or result  from any failure by THRIVENT  LIFE to provide  the  services  and furnish the materials contemplated by this Agreement; or

              (f) arise out of or result from any material  breach of any  representation  and/or  warranty made by
                  THRIVENT  LIFE in this  Agreement  or arise out of or result  from any other  material  breach of this  Agreement  by  THRIVENT  LIFE,  as  limited by and in  accordance  with the  provisions  of
                  Sections 8.1(b). and 8.1(c) hereof.

         2.   THRIVENT  LIFE will not be liable under this  indemnification  provision  with respect to any losses, claims,  damages,  liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified  Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless  disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

         3.   THRIVENT  LIFE will not be liable  under this  indemnification  provision  with  respect to any claim made against an Indemnified  Party unless such  Indemnified  Party shall have notified  THRIVENT LIFE in  writing  within a  reasonable  time  after  the  summons  or other  first  legal  process  giving information of the nature of the claim shall have been served upon such  Indemnified  Party (or after such  Indemnified  Party shall have received  notice of such service on any  designated  agent),  but failure to notify  THRIVENT LIFE of any such claim will not relieve  THRIVENT LIFE from any liability that it may have to the  Indemnified  Party  against  whom such action is brought  otherwise  than on account  of this  indemnification  provision.  In  case  any  such  action  is  brought  against  the
              Indemnified  Parties,  THRIVENT  LIFE shall be entitled to  participate,  at its own expense,  in the defense  thereof.  THRIVENT  LIFE also will be entitled to assume the defense  thereof,  with counsel satisfactory  to the party named in the action.  After  notice  from  THRIVENT  LIFE to such party of
              THRIVENT LIFE's  election to assume the defense  thereof,  the  Indemnified  Party will bear the fees and expenses of any additional  counsel  retained by it, and THRIVENT LIFE will not be liable to such party  under this  Agreement  for any legal or other  expenses  subsequently  incurred  by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         4.   The Indemnified  Party will promptly  notify  THRIVENT LIFE of the  commencement of any litigation or
              proceeding  against  it  or  any  of  its  respective   officers  or  directors  in  connection  with
              transactions  that are the subject of this Agreement whether or not  indemnification  is being sought hereunder.

    B.   Indemnification By the FUND

         1.   The FUND will  indemnify and hold  harmless  THRIVENT  LIFE and each of its  directors,  officers and employees  and each person,  if any, who controls  THRIVENT  LIFE within the meaning of Section 15 of the 1933 Act (collectively,  the "Indemnified  Parties" for purposes of this Section 8.2) against any and all losses, claims,  damages,  liabilities (including amounts paid in settlement with the written consent  of FUND) or  litigation  (including  legal and  other  expenses)  to which  the  Indemnified
              Parties may become subject under any statute, regulation, at common law or otherwise, which:

              (a) arise out of or are based  upon any  failure  by the FUND to  perform  the  duties or assume  the general business  responsibilities  required by this Agreement with respect to the sale of shares of the FUND to THRIVENT LIFE; or

              (b) arise  out of or are based  upon any  untrue  statements  or  alleged  untrue  statements  of any material fact contained in the sales  literature for the FUND and/or the Contracts,  or arise out of or are based upon the  omission  or the  alleged  omission  to state  therein a material  fact required  to be stated  therein or  necessary  to make the  statements  therein  not  misleading, provided  that this  agreement to indemnify  will not apply as to any  Indemnified  Party if such statement  or omission or such alleged  statement  or omission  was made in reliance  upon and in conformity  with  information  furnished in writing to the FUND by or on behalf of THRIVENT  LIFE for use in the  registration  statement,  prospectus,  or SAI for use in the sales  literature or otherwise for use in connection with the sale of Portfolio shares; or

              (c) arise  out of or  are  based  upon  statements  or  representations  (other  than  statements  or representations  contained in the registration  statement,  prospectus,  SAI, or sales literature of the FUND not supplied by the FUND,  or persons  under its control) or wrongful  conduct of the
                  FUND or persons under its control,  or failure to supervise  persons under the FUND's  control or entities or individuals  with which the FUND contracts,  with respect to the sale or distribution of the Contracts or FUND shares; or

              (d) arise out of any untrue  statement or alleged untrue  statement of a material fact contained in a registration statement,  prospectus,  or sales literature of the FUND or any amendment thereof or supplement  thereto  or the  omission  or  alleged  omission  to state  therein a  material  fact required to be stated  therein or  necessary to make the  statements  therein not  misleading  if such a  statement  or omission  was made in reliance  upon  information  furnished  in writing to
                  THRIVENT LIFE by or on behalf of THRIVENT LIFE; or

              (e) arise out of or result  from any  failure by the FUND to provide  the  services  and  furnish the materials contemplated by this Agreement; or

              (f) arise out of or result from any material  breach of any  representation  and/or  warranty made by the FUND in this  Agreement  or arise out of or result  from any  other  material  breach of this
                  Agreement by the FUND, except to the extent provided in Section 8.2(b) and 8.2(c) hereof.

         2.   The FUND  will not be liable  under  this  indemnification  provision  with  respect  to any  losses, claims,  damages,  liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified  Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless  disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

         3.   The FUND will not be liable  under  this  indemnification  provision  with  respect to any claim made against an Indemnified  Party unless such  Indemnified  Party shall have notified the FUND in writing within a reasonable  time after the summons or other first legal process  giving  information  of the nature of the claim  shall have been served upon such  Indemnified  Party (or after such  Indemnified
              Party shall have  received  notice of such service on any  designated  agent),  but failure to notify the FUND of any such  claim  will not  relieve  the FUND from any  liability  that it may have to the
              Indemnified   Party  against  whom  such  action  is  brought  otherwise  than  on  account  of  this indemnification  provision.  In case any such action is brought against the Indemnified  Parties, the
              FUND shall be entitled to  participate,  at its own expense,  in the defense  thereof.  The FUND also will be entitled to assume the defense thereof,  with counsel  satisfactory to the party named in the action.  After  notice  from the FUND to such party of the  FUND's  election  to assume  the  defense thereof,  the Indemnified  Party will bear the fees and expenses of any additional  counsel  retained by it, and the FUND will not be liable to such  party  under  this  Agreement  for any legal or other expenses  subsequently  incurred by such party  independently  in connection with the defense thereof other than reasonable costs of investigation.

         4.   The  Indemnified  Party  will  promptly  notify the FUND of the  commencement  of any  litigation  or
              proceeding  against  it  or  any  of  its  respective   officers  or  directors  in  connection  with
              transactions  that are the subject of this Agreement whether or not  indemnification  is being sought hereunder.

9.  Term and Termination of this Agreement

    A.   This Agreement will terminate:

         1.   as to any party hereto,  at the option of that party,  upon prior  written  notice to the other party as provided in Section 9.3 herein; or

         2.   at the  option  of the FUND in the  event  that  formal  administrative  proceedings  are  instituted against  THRIVENT LIFE by the NASD, the SEC, any state  securities or insurance  commissioner  or any other  regulatory  body regarding  THRIVENT LIFE's duties under this Agreement or related to the sale of the Contracts, the operation of the ACCOUNTS, or the purchase of FUND shares,  provided,  however,
              that  the  FUND  determines,   in  its  sole  judgment   exercised  in  good  faith,  that  any  such
              administrative  proceedings  will have a material adverse effect upon the ability of THRIVENT LIFE to perform its obligations under this Agreement; or

         3.   at the option of THRIVENT LIFE in the event that formal  administrative  proceedings  are  instituted against the FUND by the NASD, the SEC, or any state  securities or insurance  commission or any other regulatory  body,  regarding  the FUND's  duties under this  Agreement or related to the sale of FUND shares or the operation of the FUND, provided,  however,  that THRIVENT LIFE determines,  in its sole judgment  exercised  in good faith,  that any such  administrative  proceedings  will have a material adverse effect upon the ability of the FUND to perform its obligations under this Agreement; or

         4.   at the option of THRIVENT LIFE with respect to the ACCOUNTS,  upon requisite  authority to substitute the shares of another  investment  company for shares of the FUND in accordance with the terms of the
              Contracts or in accordance with the ACCOUNTS investment policy or standards of conduct; or

         5.   at the option of THRIVENT  LIFE,  in the event any of the FUND's shares are not  registered,  issued, or sold in  accordance  with  applicable  federal and any state law or such law  precludes the use of such shares as the underlying  investment  media of the Contracts  issued or to be issued by THRIVENT
              LIFE; or

         6.   at the option of THRIVENT  LIFE,  if the FUND fails to meet the  requirements  specified  in Sections
              2.3 or 2.6 hereof; or

         7.   at the option of the FUND, if the  investments  of the ACCOUNTS  fail to satisfy the  diversification requirements of the Code and the regulations thereunder, or

         8.   at the option of THRIVENT LIFE, if the FUND dissolves or becomes  otherwise  unable to sell shares to fund the ACCOUNTS.

    B.   It is understood  and agreed that the right of any party hereto to terminate  this  Agreement  pursuant to
         Section 9.1(a) may be exercised for any reason or for no reason.

    C.   Notice Requirement for Termination

         No termination of this Agreement will be effective  unless and until the party  terminating this Agreement gives prior  written  notice to the other party to this  Agreement  of its intent to  terminate,  and such notice shall set forth the basis for such termination. Furthermore,

         1.   in the event that any  termination is based upon the provisions of Section 9.1(a) hereof,  such prior written  notice  shall be given at least one hundred  eighty  (180) days in advance of the  effective date of termination as required by such provision;

         2.   in the event that any  termination  is based upon the  provisions of Section 9.1(b) or Section 9.1(c)
              hereof,  such  prior  written  notice  shall be given at least  ninety  (90) days in  advance  of the effective date of termination;

         3.   in the event that any  termination is based upon the  provisions of Section  9.1(d) hereof,  THRIVENT
              LIFE  will  give at  least  sixty  (60)  days  prior  written  notice  to the FUND of the date of any proposed  action  to  substitute  FUND  shares,  including  the  filing of any  applicable  exemptive application  under the 1940 Act relating to the  ACCOUNTS;  and  THRIVENT  LIFE will provide the FUND with a copy of any such exemptive application; and

         4.   in the event that any  termination is based upon the provisions of Section  9.1(e),  Section  9.1(f), or Section  9.1(g)  hereof,  such prior  written  notice  shall be given as soon as  possible  within twenty-four  (24) hours after the  terminating  party learns of the event causing  termination  to be required.

    D.   Partial Termination

         It is also  understood  that this  Agreement  may be  terminated  with regard to a specific  Portfolio  or
         Portfolios of the FUND, or the entire FUND at the  discretion of the  terminating  party.  Notwithstanding any  termination of this  Agreement,  the FUND, or any  Portfolio,  provided its shares are then available for sale to any  persons,  shall at the option of THRIVENT  LIFE,  continue to make  available  additional shares of the FUND  pursuant to the terms and  conditions of this  Agreement,  for all Contracts in effect
         on  the  effective  date  of  termination  of  this  Agreement   (hereinafter  referred  to  as  "Existing
         Contracts").  Specifically,  without  limitation,  the owners of the Existing Contracts shall be permitted to transfer or reallocate  investments under the Contracts,  redeem  investments in the FUND and/or invest in the FUND upon the making of additional purchase payments under the Existing Contracts.

10. Notices

         Any notice will be  sufficiently  given when sent by  registered  or certified  mail to the other party at the  address  of such party set forth  below or at such other  address as such party may from time to time specify in writing to the other party.

         If to THRIVENT LIFE:   625 Fourth Avenue South
                                Minneapolis, Minnesota  55415
                                Attention:  Woodrow E. Eno
                                Secretary, Senior Vice President and General Counsel

         If to the FUND:        625 Fourth Avenue South
                                Minneapolis, Minnesota  55415
                                Attention:  John C. Bjork, Secretary

11. Miscellaneous

         A.   This Agreement will be construed and the provisions  hereof  interpreted under and in accordance with the laws of the State of Minnesota;  provided,  however,  that if such laws or any of the  provisions of this Agreement conflict with applicable Provisions of the 1940 Act, the latter shall control.

         B.   If any provision of this Agreement will be held or made invalid by a court  decision,  statute,  rule or otherwise, the remainder of the Agreement will not be effected thereby.

IN WITNESS  WHEREOF,  each of the parties  hereto has caused this  Agreement  to be executed in its name and on its behalf by its duly  authorized  representative  and its seal to be hereunder  affixed  hereto as of the 15th day of
December, 2003.

THRIVENT LIFE INSRUANCE COMPANY                                       LB SERIES FUND, INC.

By:  /s/ Bruce J. Nicholson                                           By: /s/ Pamela J. Moret
     -------------------------------                                      -------------------------------
     Bruce J. Nicholson                                                   Pamela J. Moret
     President and                                                        President
     Chief Executive Officer

                                                     EXHIBIT A
                                                        TO
                                              PARTICIPATION AGREEMENT
                                           (Effective December 15, 2003)

1.   LBVIP Variable Insurance Account

2.   LBVIP Variable Insurance Account II

3.   LBVIP Variable Annuity Account I